Calculation of Filing Fee Tables
S-3
Arcutis Biotherapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(o)			$ 200,000,000.00	0.000087	$ 17,400.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 17,400.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,694.07
			Net Fee Due:						$ 14,705.93
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price of $200,000,000. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-293736), filed on February 25, 2026. On January 31, 2024, the registrant filed a Registration Statement on Form S-3 (File No. 333-276794) (the "Prior Registration Statement") relating to the offer and sale of shares of its common stock, $0.0001 par value per share (the "Common Stock") with a proposed maximum aggregate offering price of up to $100,000,000 under its then current "at-the-market" program (the "2024 ATM Program"). Of such $100,000,000, (i) $81,747,499 consisted of unsold securities previously registered on the registrant's Registration Statement on Form S-3 (File No. 333-252612), filed on February 1, 2021, that were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act, and (ii) $18,252,501 consisted of newly registered securities, with respect to which the registrant paid a filing fee of $2,694.07. No shares of Common Stock were sold under the 2024 ATM Program and the 2024 ATM Program terminated on November 4, 2026. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $2,694.07 previously paid with respect to the $18,252,501 of unsold newly registered securities of the 2024 ATM Program may be used to offset the registration fee due in connection with this offering.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Arcutis Biotherapeutics, Inc.	S-3	333-276794	01/31/2024		$ 2,694.07	Equity	Common Stock, $0.0001 par value per share		$ 18,252,501.00
Fee Offset Sources	2	Arcutis Biotherapeutics, Inc.	S-3	333-276794		01/31/2024						$ 2,694.07
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	See footnote above.

Offset Note
[2]	See footnote above.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date